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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Fossil, Inc. on Form S-3 of our reports dated February 19, 1998 (except for the first paragraph of Note 10 which is as of March 4, 1998), appearing in and incorporated by reference in the Annual Report on Form 10-K of Fossil, Inc. for the fiscal year ended January 3, 1998 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



DELOITTE & TOUCHE LLP
Dallas, Texas
April 8, 1998